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                                                                  EXHIBIT 3.1(a)

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           SYNERCOM TECHNOLOGY, INC.

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

  SYNERCOM TECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows;

  1. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation.

  2. To accomplish the foregoing, Article I of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read in its entirety as follows:

    "ARTICLE I. The name of the Corporation is ALPHA TECHNOLOGIES
    GROUP, INC."

  3. The foregoing Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation adopted resolutions setting forth such Amendment, declaring its advisability and calling for submission of the Amendment to the stockholders of the Corporation for vote at the Corporation's Annual Meeting of Stockholders. The stockholders approved such Amendment at the Annual Meeting of Stockholders on April 19, 1995.

  4. The capital of the Corporation will not be reduced under or by reason of said Amendment.

  IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed on behalf of Synercom Technology, Inc. this 19th day of April, 1995.

                                        /s/ Lawrence Butler
                                        ------------------------------
                                        Lawrence Butler, President

ATTEST:

/s/ Johnny Blanchard
-------------------------------
Johnny Blanchard, Secretary